Exhibit T3E-3

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF OHIO
EASTERN DIVISION

In re:	)	Chapter 11
)
WCI STEEL, INC.,	)	Jointly Administered
an Ohio corporation, et al.,	)	Case No. 05-81439 (Akron)
)
Debtors.	)	Judge Marilyn Shea-Stonum
 -------------------------------------------------

NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF
CONSENSUAL MODIFIED PLAN OF REORGANIZATION

1.     The Effective Date*  of the Consensual Modified Plan of Reorganization dated March 27, 2006 (as amended, the “Consensual Modified Plan”) occurred on May 1, 2006, and distributions of cash and securities commenced on that date, except for distributions to unsecured claims in Class 7. Holders of allowed Claims in Class 7 (including unsecured deficiency claims under the Secured Notes) will receive cash and/or New Common 30 days later, on the Initial Distribution Date: May 31, 2006.

2.     The Confirmation Order†  requires the Secured Noteholders to file this Consummation Notice containing the following information:

Total Enterprise Value:	$ 300,000,000.00
Exit Debt:	$ (122,990.755.98)
Equity Value:	$ 177,009,244.02
New Common Share Value:	$17.70 per share
New Preferred Share Value:	$21.24 per share
Value of Right to Purchase New Preferred:	$11.24 per right
New Common distributed to Secured
Noteholders’ secured claims in Class 2:	19,811 shares
New Common distributed to unsecured claims
(including Noteholder deficiency claims) in
Class 7:	3,980,189 shares

in each case calculated as set forth below.

_____________________________
* Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Consensual Modified Plan and the Confirmation Order.

† The Bankruptcy Court confirmed the Consensual Modified Plan by an order entered on March 30, 2006, as amended April 25, 2006 (collectively, the “Confirmation Order”).

3. The Equity Value and the corresponding value of the New Preferred, Rights to by New Preferred and New Common were calculated as follows:

A. Total Enterprise Value (as found by the Bankruptcy Court)		$ 300,000,000.00
B. Exit Debt:
❒ New Notes	$ (100,000,000.00)
❒ Exit Loan Amount (see End Note)	$ (17,100,755.98)
❒ Priority Tax Notes	$ (5,890,000.00)
Total		$ (122,990,755.98)
C. Equity Value (A-B)		$ 177,009,244.02
D. Value of New Preferred: 5,000,000 New Preferred shares convertible into 6,000,000 shares of New Common out of 10,000,000 total shares of New Common, or 60% of Equity Value (0.6 x C)		$ 106,205,546.41
E. Number of New Preferred Shares		5,000,000 shares
F. Value Per New Preferred Share (D/E)		$21.24 per share
G. New Preferred per-share Purchase Price		$ (10.00 per share)
H. Value of a Right to buy New Preferred (F-G)		$11.24 per right
I. Value of New Common (4,000,000 shares out of 10,000,000 total shares, or 40% of Equity Value) (0.4 x C)		$ 70,803,697.61
J. Number of New Common Shares		4,000,000 shares
K. New Common Share Value (I/J)		$17.70 per share

4.     Distributions to Classes 2 and 7 were calculated as follows:

Class 2 Distributions
A. Collateral Value		$ 172,000,000.00
B. Cash for Indenture Trustee Fees	$ 26,689,326.34
C. Value of Preferred Rights (4,000,000 Shares of New Preferred, valued at $11.24 per right)	$ 44,960,000.00
D. New Notes	$100,000,000.00
E. Total Class 2 Distributions without New Common (B+C+D)		$ 171,649,326.34
F. Value of New Common needed for Class 2 distributions to equal Collateral Value (A-E)		$ 350,673.66
G. Shares of New Common allocated to Class 2 (F/$17.70 per share)		19,811 shares

Class 7 Distributions

H. Shares of New Common to Class 7: 4,000,000 less shares distributed to Class 2 (4,000,000 - G)		3,980,189 shares
I. Cash ($0.07 per dollar of allowed claim amount, multiplied by $200,000,000 estimated total claims		$ 14,000,000.00

5. IMPORTANT NOTICE TO SCHEDULE X CREDITORS:

IF YOU HAVE ALREADY ELECTED TO RETAIN NEW COMMON, YOU MUST PROVIDE DELIVERY INSTRUCTIONS BY COMPLETING AND RETURNING THE FORM ATTACHED AS EXHIBIT A NO LATER THAN MAY 22, 2006.

Delivery instructions are set forth on the form. For questions, please contact Rebecca L. Schuster of McDermott, Will & Emery LLP, (617) 535-4027 (rschuster@mwe.com).

6.    Nineteen (19) Schedule X creditors holding asserted Claims totaling $1,564,684.85 have elected to retain their New Common and not participate in the Schedule X cash-for-stock swap transaction.

7.    Five (5) creditors holding asserted Claims totaling $ 44,936.71 returned elections indicating their interest in retaining their New Common. These elections were deemed invalid because these Claim holders had elected to be treated as Class 4 Small Claims creditors under the Consensual Modified Plan.

8.    The Confirmation Order also required the Secured Noteholders to give notice of the expenses incurred by the Indenture Trustee and interest accrued thereon (the “Trustee’s Expenses”). The Trustee’s Expenses are:

Fees and expenses incurred by the Indenture Trustee:	$24,962,589.35
Interest accrued on fees and expenses:	$ 1,726,736.99
Total:	$26,689,326.34

Dated: May 1, 2006

            KRAMER LEVIN NAFTALIS & FRANKEL LLP

            By: /s/ Thomas Moers Mayer
            Thomas Moers Mayer, Esq.
            Gordon Z. Novod, Esq.
            1177 Avenue of the Americas
            New York, New York 10036
            (212) 715-9100

            and

            NADLER NADLER & BURDMAN CO., LPA
            Michael Gallo, Esq.
            20 Federal Plaza West, Suite 600
            Youngstown, OH 44503-1559
            (330) 744-0247

            Attorneys for the Secured Noteholders

END NOTE

The “Exit Loan Amount”, defined in Paragraph 17 of the Confirmation Order as the “projected loans funded on the Effective Date under Reorganized WCI’s credit facility with Citigroup, Inc., in an amount to be determined on the Effective Date” was calculated by determining total cash needs and total cash available before drawing on the Citigroup facility.

Cash needs were determined as of 11 a.m. on April 28, 2006, the last business day before the Effective Date by reserving cash necessary to (a) pay the fees and expenses of Citigroup in connection with the closing of its Exit Facility, (b) cash collateralize outstanding letters of credit under the existing Wachovia DIP Credit Agreement; (c) pay fees and expenses of estate-paid professionals upon the approval of their final fee applications, other administrative expenses due on or about the Effective Date and reclamation claims and executory contract cures due on the Effective Date; (d) pay Class 2 cash distributions equal to the expenses of Wilmington Trust Company as Indenture Trustee, (f) pay Class 4 [Small Claim] distributions due on the Effective Date, (g) pay $0.07 per dollar of Class 7 Claim on the Initial Distribution Date, and (h) pay cash required by the settlement reached with Renco Group, Inc. under the Four-Party Agreement, including fees payable to Bank of New York as Escrow Agent. Total cash available was calculated as the cash on hand, and cash raised from the sale of the New Preferred:

A. Cash Needs:
□ B. Citigroup Exit Facility Fees	$ (3,255,908.00)
□ C. Cash used to collateralize Wachovia Letters of Credit (Wachovia and Citigroup failed to agree on “backstop” L/Cs; thus DIP Loan Agreement required collateralization)‡	$ (5,770,785.00)
□ D. Cash reserved to pay administrative expense, reclamation, and cure claims	$ (13,245,766.64)
□ E. Cash used to pay Class 2 distributions (equal to Indenture Trustee’s expenses)	$ (26,689,326.34)
□ F. Cash reserved for checks cut to Class 4 [Small Claims] distributions	$ (1,179,968.00)
□ G. Cash reserved to pay Class 7 cash distributions on Initial Distribution Date ($0.07 x $200,000,000 estimated claims)	$ (14,000,000.00)
□ H. Cash used to fund Renco Group, Inc. settlement under the Four-Party Agreement	$ (15,345,000.00)
I. Total Cash Needs (B+C+D+E+F+G+H)		$ (79,486,753.98)
J. Cash Available
□ K. Cash held by WCI	$ 12,385,998.00
□ L. Proceeds of Preferred Sale	$ 50,000,000.00
M. Total Cash Available (K+L)		$ 62,385,998.00
Exit Loan Amount (I+M)		$ (17,100,755.98)

‡ On May 1, 2006, Wachovia required $3.8 million additional cash to collateralize for up to 30 days a letter of credit that had already expired. As Wachovia’s signature was required to close, Reorganized WCI acceded to Wachovia’s requirement, creating an additional $3.8 million draw under the Citigroup revolver not reflected in these calculations.

Exhibit A

McDermott Will & Emery LLP
28 State Street
Boston, MA 02109
Attn: Rebecca L. Schuster, Esq.
Facsimile number: 617-535-3800
Email Address: rschuster@mwe.com

Re: In re WCI Steel, Inc.

Dear Ms. Schuster:

The undersigned holder of an unsecured claim against WCI Steel, Inc. in its chapter 11 bankruptcy case has previously provided Kramer Levin Naftalis & Frankel LLP with a letter stating that it does not wish to receive the additional cash of up to 15% of the undersigned holder’s allowed claim instead of its share of the stock under the Noteholders’ Modified Plan and instead wishes to receive a 7% cash distribution and the undersigned holder’s pro rata share of common stock due to holders of Class 7 Claims. Accordingly, shares of New Common should be held as follows:

Broker Name:    _________________________

Broker Address:       _________________________

Account Name:        _________________________

Account Number:    _________________________

By:     ____________________________
Name:  ___________________________
Creditor Name: _____________________
Title:  ____________________________
Address: _________________________
                            _____________________________
                            _____________________________